SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): February 5, 2004

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487

(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On February 5, 2004, The Geo Group, Inc. (“GEO”) issued a press release (the “Initial Press Release”) announcing its financial results for the fourth quarter ended December 28, 2003, a copy of which is incorporated herein by reference and attached hereto as Exhibit A. After the issuance of the Initial Press Release, GEO issued a second press release (the “Second Press Release”) in order to make an amendment to some of the financial information disclosed in the Initial Press Release. A copy of the Second Press Release is incorporated herein by reference and attached hereto as Exhibit B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

February 6, 2004	By: /s/ John G. O’Rourke

Date	John G. O’Rourke
Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

EXHIBIT A

GEO The GEO Group, Inc. GLOBAL EXPERTISE IN OUTSOURCING One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida 33487 www.thegeogroupinc.com	NEWS RELEASE

CR-04-05

THE GEO GROUP, INC. REPORTS FOURTH QUARTER RESULTS

•	Achieved Quarterly EPS of $0.35 – Net Income of $3.4 million

•	2003 Revenues Grew 8.6% to $617 Million from $569 Million

•	Maintained Average Occupancy Rate of 100% for 2003

Boca Raton, Fla. – February 5, 2004 — The GEO Group, Inc. (NYSE: GGI) (“GEO”) today reported fourth quarter 2003 earnings per share of $0.35 or $3.4 million compared with $0.26 per share or $5.6 million in the fourth quarter of 2002. 2003 reported net income was $45.3 million compared with $21.5 million for 2002. 2003 results are inclusive of a one-time after tax gain of approximately $32.7 million from the sale of GEO’s joint venture interest in the United Kingdom during the third quarter of 2003, a charge of approximately $1.2 million after tax related to the refinancing of GEO’s former senior credit facility, a write-off of approximately $3 million after tax related to GEO’s deactivated Jena, Louisiana facility, and approximately $1.8 million after tax for transition costs related to GEO’s Department of Immigration and Multicultural and Indigenous Affairs contract in Australia.

Fourth quarter earnings reflect 9.7 million diluted weighted average shares outstanding compared to 21.4 million diluted weighted average shares outstanding for the same period in 2002. 2003 earnings reflect 15.8 million diluted weighted average shares outstanding for the year compared to 21.4 million diluted weighted average shares outstanding for 2002.

Revenue for the fourth quarter was $161 million compared with $146 million in the fourth quarter of 2002. Revenue for 2003 increased to $617 million compared to $569 million for 2002. Revenues for 2003 reflect the opening of the Lawrenceville Correctional Facility in March of 2003, a strengthening of the Australian dollar by approximately 20% from 2002, an improvement in average occupancy rates to 100% from approximately 97% in 2002, and contractual cost of living adjustments.

Cash on the balance sheet at year-end 2003 was approximately $119 million compared with $35 million at year-end 2002. This increase in cash primarily reflects the proceeds from the sale of GEO’s joint venture interest in the United Kingdom during the third quarter of 2003 for approximately $80.7 million, pre tax.

GEO estimates 2004 revenues to be in the range of $568 million to $576 million. GEO expects first quarter 2004 revenues to be in the range of $142 million to $144 million, second quarter 2004 revenues to be in the range of $139 million to $141 million, third quarter 2004 revenues to be in the range of $139 million to $141 million, and fourth quarter 2004 revenues to be in the range of $148 million to $150 million.

— More —

GEO estimates 2004 earnings per share to be in the range of $1.42 to $1.48. GEO expects first quarter 2004 earnings per share to be in the range of $0.24 to $0.26, second quarter 2004 earnings per share to be in the range of $0.37 to $0.39, third quarter 2004 earnings per share to be in the range of $0.35 to $0.36, and fourth quarter 2004 earnings per share to be in the range of $0.46 to $0.47.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are very pleased with the strength of our 2003 operating and financial results. 2003 has been an exceptional year for our company. We were successful in repurchasing all 12 million shares of stock held by our former parent company. In the process we have been transformed from a corporate subsidiary into a truly independent company with enhanced access to the capital markets. Our new name, The GEO Group, Inc., symbolizes our standing as a global provider of diversified government services and has positioned us for further growth. We are looking forward to continuing our efforts to pursue future business opportunities and enhance shareholder value.”

GEO has scheduled a conference call and simultaneous webcast on Friday, February 6, 2004 at 10:00 AM (EST) to discuss its fourth quarter financial results as well as discuss GEO’s progress and outlook. The U.S. call-in number is 1-800-952-4671 and the international call-in number is 1-706-643-1406. In addition, a live webcast of the conference call may be accessed on GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 6, 2004 at 1-800-642-1687 (U.S.) and 1-706-645-9291 (International). The Conference ID Number for the telephonic replay is 5030656.

GEO is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, New Zealand, and Canada servicing 42 facilities with a total design capacity of approximately 36,000 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its earnings guidance for 2004 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Fourth quarter and year-end financial tables to follow:

The GEO Group, Inc.

Consolidated Statements of Income
For the thirteen weeks and fifty-two weeks ended
December 28, 2003 and December 29, 2002
(In thousands, except per share and operating data)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	Dec. 28, 2003	Dec. 29, 2002	Dec. 28, 2003	Dec. 29, 2002

Revenues	$161,181	$145,532	$617,490	$568,612
Operating Expenses	138,586	126,027	533,196	496,497
Depreciation and Amortization	2,807	4,747	13,159	12,093
G & A Expense	10,807	7,896	39,379	32,146
Operating Income	8,981	6,862	31,756	27,876

Interest Income	2,402	1,559	6,651	4,794
Interest Expense	(6,247)	(1,261)	(17,896)	(3,737)
Write-off of deferred financing fees from extinguishment of debt	—	—	(1,989)	—
Gain on sale of UK joint venture	—	—	61,034	—

Income Before Income Taxes & Equity in Earnings of Affiliates	5,136	7,160	79,556	28,933
Provision for Income Taxes	2,121	2,948	37,274	12,652

Income Before Equity in Earnings of Affiliates	3,015	4,212	42,282	16,281
Equity in Earnings of Affiliates, net of tax	414	1,343	2,986	5,220
Net Income	$3,429	$5,555	$45,268	$21,501

Basic EPS	$0.37	$0.26	$2.90	$1.02

Basic Weighted Average Shares Outstanding	9,329	21,246	15,618	21,148

Diluted EPS	$0.35	$0.26	$2.86	$1.01

Diluted Weighted Average Shares Outstanding	9,684	21,353	15,829	21,364

Operating Data

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	Dec. 28, 2003	Dec. 29, 2002	Dec. 28, 2003	Dec. 29, 2002

*Revenue-producing beds	32,921	35,428	32,921	35,428
**Compensated mandays	2,884,989	2,699,262	11,247,270	10,850,003
**Average occupancy	102.2%	99.4%	100.0%	97.4%

*	Includes United Kingdom and South Africa

**	Excludes United Kingdom and South Africa

EXHIBIT B

GEO The GEO Group, Inc. GLOBAL EXPERTISE IN OUTSOURCING One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida 33487 www.thegeogroupinc.com	NEWS RELEASE

CR-04-06

THE GEO GROUP, INC. MAKES AN AMENDMENT TO ITS EARNINGS
NEWS RELEASE ANNOUNCING 2003 FOURTH QUARTER RESULTS

•	Revises Operating Expenses & Depreciation and Amortization

•	No Change in Previously Reported Net Income or Earnings Per Share

Boca Raton, Fla. – February 5, 2004 — The GEO Group, Inc. (NYSE: GGI), or “GEO”, has made an amendment to its earnings news release issued earlier today announcing its 2003 fourth quarter results. The consolidated statements of income attached to the earlier earnings news release stated that operating expenses for the thirteen and fifty-two weeks ended December 28, 2003 were $138.6 million and $533.2 million, respectively, and that depreciation and amortization for the thirteen and fifty-two weeks ended December 28, 2003 was $2.8 million and $13.2 million, respectively.

GEO is revising those figures to reflect that operating expenses for the thirteen and fifty-two weeks ended December 28, 2003 were $137.8 million and $532.4 million, respectively, and that depreciation and amortization for the thirteen and fifty-two weeks ended December 28, 2003 was $3.6 million and $14.0 million, respectively.

This amendment does not have any impact on net income or any other information reported in the earlier earnings news release. The revised consolidated statements of income reflecting the amendment are set forth below.

GEO is a world leader in the delivery of correctional and detention management, health and mental health, and other diversified services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, New Zealand, and Canada servicing 42 facilities with a total design capacity of approximately 36,000 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its earnings guidance for 2004 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Fourth quarter and year-end financial tables to follow:

The GEO Group, Inc.

Consolidated Statements of Income
For the thirteen and fifty-two weeks ended
December 28, 2003 and December 29, 2002
(In thousands, except per share and operating data)

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	Dec. 28, 2003	Dec. 29, 2002	Dec. 28, 2003	Dec. 29, 2002

Revenues	$161,181	$145,532	$617,490	$568,612
Operating Expenses	137,766	126,027	532,376	496,497
Depreciation and Amortization	3,627	4,747	13,979	12,093
G & A Expense	10,807	7,896	39,379	32,146
Operating Income	8,981	6,862	31,756	27,876

Interest Income	2,402	1,559	6,651	4,794
Interest Expense	(6,247)	(1,261)	(17,896)	(3,737)
Write-off of Deferred Financing Fees From Extinguishment of Debt	—	—	(1,989)	—
Gain on Sale of UK Joint Venture	—	—	61,034	—

Income Before Income Taxes & Equity in Earnings of Affiliates	5,136	7,160	79,556	28,933
Provision for Income Taxes	2,121	2,948	37,274	12,652

Income Before Equity in Earnings of Affiliates	3,015	4,212	42,282	16,281
Equity in Earnings of Affiliates, Net of Tax	414	1,343	2,986	5,220
Net Income	$3,429	$5,555	$45,268	$21,501

Basic EPS	$0.37	$0.26	$2.90	$1.02

Basic Weighted Average Shares Outstanding	9,329	21,246	15,618	21,148

Diluted EPS	$0.35	$0.26	$2.86	$1.01

Diluted Weighted Average Shares Outstanding	9,684	21,353	15,829	21,364

Operating Data

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	Dec. 28, 2003	Dec. 29, 2002	Dec. 28, 2003	Dec. 29, 2002

*Revenue-producing beds	32,921	35,428	32,921	35,428
**Compensated mandays	2,884,989	2,699,262	11,247,270	10,850,003
**Average occupancy	102.2%	99.4%	100.0%	97.4%

*	Includes United Kingdom and South Africa

**	Excludes United Kingdom and South Africa